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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20569

                            _____________________

                                 FORM 8-A/A

                               AMENDMENT NO. 1
                    To Registration Statement on Form 8-A
                           dated November 23, 1998
                                 relating to
                       Preferred Stock Purchase Rights

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           VARIAN ASSOCIATES, INC.
        ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

               Delaware                                      94-2359345
----------------------------------------            ---------------------------
(State of incorporation or organization)                    (IRS Employer
                                                         Identification No.)
     3050 Hansen Way
     Palo Alto, CA                                           94304-1000
----------------------------------------             ---------------------------
(Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.                           [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.                           [_]


Securities Act registration statement file number to which this form relates:N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
To be so registered                          each class is to be registered
-------------------                          ------------------------------

Preferred Stock Purchase Rights              Pacific Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
--------------------------------------------------------------------------------
                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Item 1 is hereby amended by adding the following paragraph:

          On April 1, 1999, Varian Associates, Inc. (the "Company") entered into an amendment (the "First Amendment") to the Rights Agreement dated as of November 20, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). The First Amendment, entered into by and among the Company and the Rights Agent, amends the Rights Agreement, effective as of 11:59 p.m., California time, on April 2, 1999, to (i) change the name of the Company, where it appears in the Rights Agreement, to reflect the Company's new name, Varian Medical Systems, Inc., and (ii) to decrease the Exercise Price of the Rights from $180.00 to $110.00, pursuant to Section 2.4(b) of the Rights Agreement. For a complete description of the Rights Agreement, as amended, please see the First Amendment to Rights Agreement attached hereto and the Rights Agreement attached to the Company's Registration Statement on Form 8-A (with respect to the New York Stock Exchange) dated November 28, 1998, each of which is made a part hereof.


Item 2.   Exhibits.
          --------

          Item 2 is hereby amended by adding new Exhibit 2 as follows:


Exhibit No.    Description
-----------    -----------
    (2)        First Amendment to Rights Agreement, dated as of April 1, 1999, between Varian Associates, Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Company's Amendment No. 1 to Registration
               Statement on Form 8-A/A dated April 1, 1999, with respect to the New York Stock Exchange).


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        VARIAN ASSOCIATES, INC.



                                        By:   /s/ Joseph B. Phair
                                           ----------------------------
                                           Name:   Joseph B. Phair
                                           Title:  Vice President, General
                                                   Counsel and Secretary

Dated: April 1, 1999

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                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
   (2)          First Amendment to Rights Agreement, dated as of April 1, 1999, between Varian Associates, Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Company's Amendment No. 1 to Registration
                Statement on Form 8-A/A dated April 1, 1999, with respect to the New York Stock Exchange).

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